REIMBURSEMENT AGREEMENT

                                  by and among

                           CANTAR/POLYAIR CORPORATION,

                                 PERFORMA CORP.,

                              LASALLE NATIONAL BANK

                                       and

                          LASALLE BUSINESS CREDIT, INC.

                                   Relating to

                                   $4,300,000


                            City of Youngstown, Ohio
                     1996 Adjustable Rate Demand Industrial
         Development Revenue Bonds, Series 1996A (MMars Second Program)
               (Cantar/Polyair Corporation/Performa Corp. Project)

                            Dated as of June 21, 2002



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     THIS REIMBURSEMENT  AGREEMENT (together with any amendments and supplements hereto, the "Agreement"), dated as of June 21, 2002, is made by and between CANTAR/POLYAR CORPORATION, a Delaware corporation (together with its successors and assigns, "Cantar/Polyair") and PERFORMA CORP., an Ohio corporation (together with its successors and assigns, "Performa", together with Cantar/Polyair, each an " together with its successors and assigns," and, collectively, the "Obligors"), LASALLE NATIONAL BANK (together with its successors and assigns, the "Bank") and LASALLE BUSINESS CREDIT, INC. (together with its successors and assigns, "LBCI").

                              W I T N E S S E T H:
                               - - - - - - - - - -

     WHEREAS, the City of Youngstown, Ohio (together with its successors and assigns, the "City") has issued its $4,300,000 1996 Adjustable Rate Demand Industrial Development Revenue Bonds, Series 1996A (MMars Second Program), (Cantar/Polyair Corporation/Performa Corp. Project) (the "Bonds") pursuant to the Indenture (as hereinafter defined) for the purpose of financing the cost of acquiring and equipping certain facilities in City of Youngstown, State of Ohio; and

     WHEREAS, in order to assure timely payment of the principal of and interest on the Bonds in accordance with their terms, and to assure that moneys would be available to purchase Bonds tendered or required to be tendered by the holders thereof in accordance with the provisions of the Indenture, the Obligor and LBCI have requested that the Bank issue an irrevocable letter of credit, in substantially the form of Exhibit A hereto (together with any amendments or supplements thereto, the "Letter of Credit"); and

     WHEREAS, the Bank has agreed to issue the Letter of Credit; and

     WHEREAS, pursuant to the Loan Agreement (as hereinafter defined), LBCI has agreed to cause the issuance of and co-sign for the Letter of Credit;

     NOW, THEREFORE, in consideration of the premises and covenants contained herein LBCI, the Bank and the Obligors hereby agree as follows:

1._______DEFINITIONS.

1.1. Defined Terms. In addition to the terms defined in the recitals hereto, as used herein the following terms shall have the meanings specified unless the context or use thereof otherwise requires, and such meanings shall be equally applicable to both singular and plural forms of the terms herein defined:

     "Bond Documents" shall mean, collectively, the Indenture, the Bonds, this Agreement, the Letter of Credit, the City Loan Agreements, the Loan Agreement, the Pledge Agreement, the Remarketing Agreement and all other documents, certificates, opinions, letters and financing statements required to be delivered pursuant hereto and thereto as such instruments may be amended, modified or supplemented from time to time in accordance with the terms thereof.

     "Bonds" shall have the meaning set forth in the Preliminary Statement hereof.

     "City Loan Agreements" shall mean the Loan Agreement dated as of October 1, 1996 between the City and Cantar/Polyair and Loan Agreement dated as of October 1, 1996 between the City and Performa.

     "Indenture" shall mean the Master Trust Indenture dated as of October 1, 1996, by and between the City and the Trustee, and as the same may from time to time be amended, supplemented, or otherwise modified in accordance with the provisions thereof and of this Agreement and that certain Series 1996A Supplemental Indenture dated as of October 1, 1996 by and between the City and the Trustee.

     "Loan Agreement" shall mean the Loan and Security Agreement of even date herewith among LBCI, as agent for the lenders party thereto, the lenders party thereto, Cantar/Polyair Corporation, Cantar/Polyair Inc., Cantar/Polyair of Illinois, Inc., C/P International Corp., Inc., Cantar/Polyair Canada Limited, Performa Corp. and Obligor, as the same may be amended, supplemented or otherwise modified from time to time.

     "Pledge Agreement" shall mean the Bond Pledge Agreement dated as of even date herewith among LBCI, as agent, Obligors and the Trustee, as the same may be amended, supplemented or otherwise modified from time to time.

     "Remarketing Agreement" shall mean the Remarketing Agreement dated October 1, 1996, among the Obligors, Marine Midland Securities, Inc. and the City.

1.2. Certain Terms Defined in the Indenture. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture as in effect on the date of this Agreement, subject to Section 1.3 hereof.

1.3. Use of Defined Terms. Terms which are defined in this Agreement or in the Indenture shall have their meanings as defined herein and therein when used in any document, certificate, report or agreement furnished from time to time in connection with this Agreement, unless the context otherwise requires; provided, however, for purposes of this Agreement, in the event terms are defined in this Agreement and the Indenture, the definitions expressed in this Agreement shall control. In addition, to the extent such incorporated definition uses a term which is defined in this Agreement, the definition in this Agreement shall control. To the extent that any incorporated definition from the Indenture is modified after the date hereof, such modified definition shall not be incorporated into this Agreement unless such modified definition shall be acceptable and satisfactory to LBCI and the Bank, as evidenced by LBCI's and the Bank's written consent thereto. Notwithstanding the termination of the Indenture, the definitions incorporated herein shall continue to be effective until the termination of this Agreement.

2. TERMS OF THE LETTER CREDIT FACILITY.

2.1. The Letter of Credit. Pursuant to this Agreement, the Bank has agreed to issue and deliver the Letter of Credit for the account of the Obligors in favor of the Trustee for the benefit of the Bondholders, in the original stated amount of $3,123,287.68.

2.2. Repayment of Drawings.

(a) Obligors agree to reimburse Bank on demand for any draw under the Letter of Credit.

(b) In the event Obligors fail to reimburse Bank for any draw under the Letter of Credit as provided in Section 2(a) above, LBCI shall make any payment on or pursuant to any Letter of Credit Obligation (as defined in the Loan Agreement), such payment shall then be deemed automatically to constitute a Performa IRB Loan (as defined in the Loan Agreement) to Obligors regardless of whether a Default (as defined in the Loan Agreement) or Event of Default (as defined in the Loan Agreement) shall have occurred and be continuing and notwithstanding Obligors' failure to satisfy the conditions precedent set forth in Section 17 of the Loan Agreement. Nothing contained herein shall limit LBCI's rights under the Loan Agreement against the Obligors with respect to the Letter of Credit or the Letter of Credit Obligations.

(c) In the event any Mabex IRB Loan is not repaid to LBCI within one (1) Business Day of the date made, at the direction of LBCI, Bank shall within three (3) days of such direction provide the Trustee with written notice (such written notice hereinafter referred to as the "Trustee Notice") (i) pursuant to Section 4 of the Letter of Credit, stating that the Letter of Credit will not be reinstated to an amount not less than the outstanding principal of, plus five percent (5%) premium and 195 days' interest on, the Bonds because the Obligors have failed to reimburse LBCI for the amount of such payment and (ii) pursuant to Section 7.3 of the Indenture, stating that an Event of Default exists under this Reimbursement Agreement and directing the Trustee to accelerate the maturity of the Bonds.

3. AFFIRMATIVE COVENANTS OF THE OBLIGORS.

     Each  Obligor  agrees  that,  for so long as this  Agreement  or the Pledge
Agreement is in effect or the Letter of Credit is outstanding and until all Letter of Credit Obligations with respect to the Letter of Credit shall have been paid in full, such Obligor agrees to perform and comply with all of the terms and conditions of the Bond Documents.

     Each Obligor hereby agrees to cause the Trustee to surrender the Letter of Credit to the Bank for cancellation upon a redemption of all of the Bonds, upon the Termination Date (as defined in the Letter of Credit), or as otherwise required pursuant to the Indenture.

4. NEGATIVE COVENANTS OF THE OBLIGOR.

     Each Obligor agrees that, for so long as this Agreement or the Pledge Agreement is in effect or the Letter of Credit is outstanding and until all of the Letter of Credit Obligations with respect to the Letter of Credit shall have been paid in full, such Obligor shall not, without the prior written consent of LBCI, (i) cause or permit the Bond Documents to be amended, modified or otherwise supplemented other than pursuant to the Indenture or (ii) cause an optional redemption of the Bonds pursuant to the Bond Documents.

5. EVENTS OF DEFAULT.

     The following events shall be Events of Default hereunder:

(a) the Obligors shall fail to pay when due any amount payable hereunder, or under the Indenture or the other Bond Documents;

(b) a "default" or "event of default" under any Bond Document shall have occurred and be continuing beyond the applicable grace period, if any;

(c) any provision of this Agreement or of any Bond Document whose nullification, voidance or unenforceability would, in the reasonable judgment of LBCI, materially adversely affect the interests of LBCI as contemplated under this Agreement, shall at any time for any reason cease to be valid and binding on the Obligors or shall be declared to be null and void, or the validity or enforceability thereof shall be contested by either Obligor or a proceeding shall be commenced by any governmental agency or authority having jurisdiction over either Obligor seeking to establish the invalidity or unenforceability thereof, or either Obligor shall deny that it has any further liability or obligation under this Agreement or any Bond Document;

(d) there shall be commenced any proceeding (judicial or administrative) to attach any funds of either Obligor held by the Trustee or the Bank, or there shall be issued a lien, other than one voluntarily created by the Bond Documents, writ or garnishment against any funds of either Obligor held by the Trustee or the Bank; or

(e) an "Event of Default" (as defined in the Loan Agreement) shall occur and be continuing.

     If an Event of Default occurs and is continuing, LBCI, in its sole discretion, may do any one or more of the following: (a) cause Bank to declare all amounts payable hereunder immediately due and payable, (b) direct the Bank to notify the Trustee of such occurrence, which notice shall direct the Trustee to accelerate all Bonds then outstanding pursuant to Section 9.01 of the Indenture and (c) proceed to enforce all other remedies available to it under the Bond Documents, the Loan Agreement, the Other Agreements (as defined in the Loan Agreement) and applicable law. Each Obligor acknowledges and agrees that this Agreement is not intended to limit or restrict in any way the rights and remedies of LBCI under the Loan Agreement, any Other Agreement or applicable law, but rather is intended to supplement and facilitate the exercise of such rights and remedies. All of the rights and remedies of LBCI, whether established hereby, by the Loan Agreement or any Other Agreement, or by law, shall be cumulative and may be exercised singularly or concurrently.

6. MISCELLANEOUS.

6.1. Amendments. etc. No amendment, supplement or other modification or waiver of any provision of this Agreement, nor consent to any departure from any provision of this Agreement by any of the parties hereto, shall be effective unless the same shall be in writing and signed by the Obligors, Bank and LBCI, and then such amendment, supplement, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

6.2. Successors and Assigns: Termination. This Agreement shall (a) be binding upon the Obligors and their successors and assigns, and (b) inure to the benefit of, and be enforceable by, Bank, LBCI and their successors and assigns; provided, however, that no Obligor may assign all or any part of this Agreement without the prior written consent of LBCI.

6.3. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS.

6.4. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by each party hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

6.5. Assignment. The Bank hereby assigns to LBCI all of the Bank's right, title and interest in and to the Bond Documents (including without limitation the right to give consent, give directions and exercise remedies thereunder). In that regard, the Bank agrees to follow the written instructions provided by LBCI. To the extent LBCI makes a payment to the Bank on behalf of the Obligors for a payment due by the Obligors hereunder, LBCI will have all of the rights of the Bank hereunder and under the Bond Documents with respect to such amounts. Notwithstanding anything herein or in the Bond Documents to the contrary, the Bank will not be deemed to have received reimbursement of a drawing under the Letter of Credit pursuant to the terms of this Agreement and the Bond Document until both the Bank has been reimbursed by LBCI and LBCI has been repaid by the Obligors for any Performa IRB Loan with respect to the Letter of Credit.

6.6. Loan Documents. This Agreement constitutes one of the Other Agreements and shall be deemed to be a Reimbursement Agreement (as defined in the Indenture) for the purpose of the Indenture.

     IN WITNESS WHEREOF, the parties have caused this Reimbursement Agreement to be duly executed and delivered by their respective officers hereunto duly authorized as of the date first above written.

                                 CANTAR/POLYAIR CORPORATION


                                 By  __________________________________________
                                      Name:  ______________________________
                                      Title:    _____________________________


                                 PERFORMA CORP.


                                                By  ___________________________
                                                     Name:  ___________________
                                                     Title:    ________________


                                  LASALLE NATIONAL BANK


                                   By  ________________________________________
                                       Name:  _________________________________
                                       Title:    ______________________________


                                   By  ________________________________________
                                       Name:  _________________________________
                                       Title:    ______________________________


                                   LASALLE BUSINESS CREDIT, INC.


                                   By  ________________________________________
                                       Name:  _________________________________
                                       Title:    ______________________________